Exhibit 99.906CERT

Exhibit 19(b)

Each of the undersigned officers of Ares Private Markets Fund (the “Fund”) hereby certify that, to the best of such officer’s knowledge:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Barry Miller
Barry Miller
Chief Executive Officer and President
(Principal Executive Officer)

Date:	June 4, 2026

By:	/s/ Christina Oh
Christina Oh
Chief Financial Officer, Principal Financial Officer and Treasurer

Date:	June 4, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a.2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.